EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Laura J. Neumann, Senior Director of Financial Reporting and Compliance of Arden Group, Inc., a Delaware corporation (Company), hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that to the best of my knowledge (1) the quarterly report on Form 10-Q of the Company for the quarter ended April 4, 2009, as filed with the Securities and Exchange Commission on the date hereof (Report), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/LAURA J. NEUMANN
Name:	Laura J. Neumann
Title:	Senior Director of Financial Reporting
and Compliance
Date:	May 8, 2009

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.